Exhibit 99.1

                                 Magnetek, Inc.
                       Consolidated Results of Operations
                      (in thousands except per share data)

                              Three months ended           Nine months ended
                                  (Unaudited)                 (Unaudited)
                             April 3,      March 28,     April 3,      March 28,
Results of Operations:         2005          2004          2005          2004
================================================================================
Net sales                $     57,038  $     61,832  $    185,245  $    164,318
Cost of sales                  42,874        46,773       139,358       126,414
--------------------------------------------------------------------------------
Gross profit                   14,164        15,059        45,887        37,904
Research and development        3,991         3,400        11,180         9,182
Selling, general and
 administrative (1)            11,637        10,617        34,161        32,589
--------------------------------------------------------------------------------
Income (loss) from
 operations                    (1,464)        1,042           546        (3,867)
Interest expense                  486           524         1,184         1,607
Other income (2)                    -             -        (1,300)            -
--------------------------------------------------------------------------------
Income (loss) from
 continuing operations
 before provision for
 income taxes                  (1,950)          518           662        (5,474)
Provision for income
 taxes                            150             -           525             -
--------------------------------------------------------------------------------
Income (loss) from
 continuing operations         (2,100)          518           137        (5,474)
Loss from discontinued
 operations, net of tax
 (3)                          (22,501)         (365)      (23,236)       (2,059)
--------------------------------------------------------------------------------
Net income (loss)        $    (24,601) $        153  $    (23,099) $     (7,533)
================================================================================

Per common share:
Net income (loss) from
 continuing operations -
 basic & diluted         $      (0.07) $       0.02  $       0.00  $      (0.20)
Net loss from
 discontinued operations
 - basic & diluted       $      (0.79) $      (0.01) $      (0.81) $      (0.08)
--------------------------------------------------------------------------------
Net income (loss) - basic
 & diluted               $      (0.86) $       0.01  $      (0.81) $      (0.28)
================================================================================

Weighted average shares
 outstanding:
  Basic                        28,544        28,469        28,525        26,629
  Diluted                      28,544        28,955        29,229        26,629


(1) Includes $0.4 million and $1.5 million in legal expenses related to an arbitration proceeding in the three- and nine-month periods ended April 3, 2005, respectively; and a $1.7 million charge for accounts receivable in the nine-month period ended March 28, 2004.

(2) Includes $1.3 million income from sale and license of rights and patents in nine-month period ended April 3, 2005.

(3) Includes a $22.0 million patent arbitration charge in the three- and nine-month periods ended April 3, 2005.


                              Three months ended           Nine months ended
                                  (Unaudited)                 (Unaudited)
                             April 3,      March 28,     April 3,      March 28,
Other Data:                    2005          2004          2005          2004
================================================================================
Depreciation and
 amortization            $      2,436  $      2,497  $      7,270  $      7,457
Capital expenditures     $      2,156  $        934  $      6,068  $      3,429


                                                         April 3,
                                                           2005        June 27,
Balance Sheet Data:                                    (Unaudited)       2004
================================================================================
Working capital (excluding current portion of LTD)   $     56,274  $     67,960
Total assets                                              285,138       288,147
Total long-term debt (including current portion)           22,904        18,126
Stockholders' equity                                       94,607       112,522

                                 Magnetek, Inc.
                           Consolidated Balance Sheet
                                 (in thousands)

                                              April 3,
                                                2005         June 27,
                                            (Unaudited)        2004
                                           ============   ============
Cash                                         $   3,330      $   2,318
Accounts receivable                             52,613         56,056
Inventories                                     51,039         48,872
Prepaid and other                                7,026          8,972
Assets held for sale                             4,333          4,474
                                           ------------   ------------
  Total current assets                         118,341        120,692

Property, plant & equipment, net                32,453         31,855
Goodwill                                        64,679         63,828
Prepaid pension                                 56,416         57,523
Other assets                                    13,249         14,249
                                           ------------   ------------
  Total assets                               $ 285,138      $ 288,147
                                           ============   ============

Accounts payable                             $  29,690      $  40,031
Accrued liabilities                              8,754         11,067
Accrued arbitration award                       22,602              -
Liabilities held for sale                        1,021          1,634
Current portion of long-term debt                4,415          1,997
                                           ------------   ------------
  Total current liabilities                     66,482         54,729

Long-term debt, net of current portion          18,489         16,129
Pension benefit obligations                     88,889         88,889
Other long-term obligations                      8,095          7,552
Deferred income taxes                            8,576          8,326

Common stock                                       285            285
Paid in capital in excess of par value         128,059        127,692
Retained earnings                               46,389         69,488
Accumulated other comprehensive loss           (80,126)       (84,943)
                                           ------------   ------------
  Total stockholders' equity                    94,607        112,522

  Total liabilities and equity               $ 285,138      $ 288,147
                                           ============   ============


Certain June 27, 2004 balances have been reclassified to conform to current period presentation